                                                                    Exhibit 1(c)

                  AMENDMENT NO. 1 TO DISTRIBUTION AGREEMENT


                                              May 23, 1997


         WHEREAS, the parties hereto have previously entered into a Distribution Agreement, dated October 6, 1995, as supplemented on the date hereof (the "Distribution Agreement"), among Popular, Inc. (the "Corporation") (formerly BanPonce Corporation), and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Chase Securities Inc., Credit Suisse First Boston Corporation and First Chicago Capital Markets, Inc. (each, an "Agent and collectively, the "Agents") relating to the issue and sale by the Company of its Medium-Term Notes (the "Notes"); and

         WHEREAS, the Company and each of the Agents wish to amend the Distribution Agreement to reflect the presumption that the Agents will purchase the Notes as principal and that the Agents will act as agents of the Company in soliciting offers to purchase Notes only when agreed upon by the Company and the applicable Agent;

         NOW, THEREFORE, the Company and each of the Agents hereby agree to amend the Distribution Agreement as follows:

         1. Section 1(c) of the Distribution Agreement is hereby amended to read as follows:

         (c) Purchases as Principal; Solicitations as Agent. The Agents shall not have any obligation to purchase Notes from the Company as principal. However, absent an agreement between an Agent and the Company that such Agent shall be acting solely as an agent for the Company, such Agent shall be deemed to be acting as principal in connection with any offering of Notes by the Company through such Agent. Accordingly, the Agents, individually or in a syndicate, may agree from time to time to purchase Notes from the Company as principal for resale to investors and other purchasers determined by such Agents. Any purchase of Notes from the Company by an Agent as principal shall be made in accordance with Section 3(b) hereof. If agreed upon between an Agent and the Company, such Agent, acting solely as an agent for the Company and not as principal, will solicit offers for the purchase of Notes. Such Agent shall make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer for the purchase of Notes has been solicited by it on an agency basis and accepted by the Company. Such Agent shall not have any liability to the Company in the event that any such purchase is not consummated for any reason, except in the event that such sale is not consummated due to the failure of such Agent to perform its obligations hereunder.

         2. The first paragraph of Section 3(a) of the Distribution Agreement is hereby amended to read as follows:

         On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, when agreed upon by the Company and an Agent, such Agent, as an agent of the Company, will use its reasonable efforts to solicit offers to purchase the Notes upon the terms and conditions set forth herein and in the Prospectus.

         3. Except as otherwise expressly provided herein, the Distribution Agreement is in all respects ratified and confirmed, and all the terms, provisions and conditions thereof shall be and remain in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to the Distribution Agreement to be executed on their behalf as of the day and year first above written.



                                POPULAR, INC.

                                By: /s/ Jorge A. Junquera
                                   -------------------------------------------
Accepted:

MERRILL LYNCH, PIERCE,
FENNER & SMITH INCORPORATED


By: /s/ Richard N. Doyle
   --------------------------

CHASE SECURITIES INC.


By: /s/ Susan Mangan-Dunn
   --------------------------

CREDIT SUISSE FIRST BOSTON CORPORATION


By: /s/ Michael E. Martin
   --------------------------

FIRST CHICAGO CAPITAL MARKETS, INC.


By: /s/ John Roche
   --------------------------



                                      3